Exhibit 1.1

HW Electro Co., Ltd.

4,150,000 American Depositary Shares

Representing 4,150,000 Ordinary Shares

UNDERWRITING AGREEMENT

[    ], 2025

WestPark Capital, Inc.

1800 Century Park East, Suite 220

Los Angeles, CA 90077

American Trust Investment Services

501 N. El Camino Real Ste. 211

San Clemente, CA 92672

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

HW Electro Co., Ltd., a joint-stock corporation (kabushiki kaisha) with limited liability organized under the laws of Japan (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 4,150,000 American Depositary Shares (“ADSs”), each ADS representing one ordinary share of the Company (the “Ordinary Shares”) (collectively, the “Firm Securities”). In addition, the Company proposes to issue and sell, at the option of the Representatives (the “Option”), up to an additional 622,500 ADSs (the “Option Securities). The Firm Securities and the Option Securities are herein referred to as the “Offered Securities”. The ADSs are to be issued pursuant to a Deposit Agreement dated as of [   ], 2025 (the “Deposit Agreement”, and together with this underwriting agreement (this “Agreement”), the “Transaction Documents”) among the Company, Citibank, N.A., as Depositary (the “Depositary”), and the owners and holders from time to time of the ADSs under the Deposit Agreement. Each ADS will represent one Ordinary Share. Unless the context otherwise requires, each reference to the Firm Securities, the Option Securities or the Offered Securities herein also includes the underlying Ordinary Shares (hereinafter referred to as the “Offered Shares”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Offered Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-287112), including a prospectus, relating to the Ordinary Shares represented by the ADSs. Such registration statement, as amended, including by means of any post-effective amendments thereto, at each time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of such effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in the Registration Statement (and any amendments thereto) before each such effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. The Company has also filed with the Commission a registration statement on Form F-6 (File No. 333-376132) relating to the ADSs. The registration statement relating to the ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.” In addition, the Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Ordinary Shares and the ADSs (the “Form 8-A Registration Statement”). At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [    ], 2025 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [5:00] P.M., New York City time, on [    ], 2025.

2. Purchase of the Offered Securities.

(a) The Company agrees to issue and sell the Firm Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per ADS of US$[  ] (the “Purchase Price”) from the Company the respective number of Firm Securities set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Securities to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Option Securities. If any Option Securities are to be purchased, the number of Option Securities to be purchased by each Underwriter shall be the number of Option Securities which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion shall make.

The Representatives may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the forty-fifth (45th ) day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth (10th) full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two (2) business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Offered Securities, and initially to offer the Offered Securities on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell the Offered Securities to or through any affiliate of an Underwriter.

(c) The Company will deliver the Offered Securities to the Representatives through the facilities of the Depository Trust Company (“DTC”), unless the Representatives shall otherwise instruct, for the account of the several Underwriters, against payment of the Purchase Price therefor by the Underwriters by wire transfer in immediately available funds to the accounts specified by the Company, in the case of the Firm Securities, at the offices of Sullivan & Worcester LLP, 1251 Avenue of the Americas, 19th Floor, New York, NY 10020, at or around 11:00 A.M., Eastern time, on the first (1st) (or if the Firm Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:00 p.m. Eastern time, the second (2nd)) Trading Day following the date hereof, or at such other time or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representatives on the same or such other date, not later than the seventh (7th) business day thereafter, as the Representatives and the Company may agree upon in writing, in accordance with Japanese law and on which date the conditions set forth in Section 6 are satisfied or waived by the Representatives (such date being herein referred to as the “Closing Date” or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Securities (such date being herein referred to as the Additional Closing Date”). For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of the Firm Securities or Option Securities, as applicable. In addition, the Company and the Representatives hereby agree that trading in the ADSs shall not commence until the ADSs have been delivered to the Underwriters or as specified in either a cross receipt or similar instructions for delivery for the benefit of the applicable purchasers thereof.

The Company shall deliver to the Representatives for the respective accounts of the several Underwriters of the Offered Securities to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two (2) full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Offered Securities duly paid by the Company. The certificates for the Offered Securities, if any, will be made available for inspection and packaging by the Representatives at the office of DTC or their designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither any Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement, at the time of filing thereof, complied in all material respects with the Securities Act, and did not, at the time of filing thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the ADS Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the ADS Registration Statement, or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.

(e) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Underwriters (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex A hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the ADS Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Registration Statement and Prospectus. Each of the Registration Statement, the ADS Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, the Registration Statement, the ADS Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g)  [Reserved].

(h) Financial Statements. The financial statements (including the related notes thereto) of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and as applicable, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and presents fairly the information shown thereby; and all disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission), if any, comply with Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the rules and regulations promulgated thereunder.

(i) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material adverse change in shareholder’s equity, short-term debt or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of shares, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company; (ii)  the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii)  the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of clauses (i), (ii) and (iii) as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus (in each case excluding any amendment or supplement thereto).

(j) Due Organization and Good Standing. The Company is, and at the Closing Date will be, a corporation (kabushiki kaisha) with limited liability duly organized, validly existing and in good standing under the laws of Japan (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction). The Company has, and at the Closing Date will have, full corporate power and authority to conduct all the material activities conducted by it, to own or lease all the material assets owned or leased by it and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus in all material respects. The Company is, and at the Closing Date will be, duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure so to qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the business, properties, assets, business prospects, condition (financial or otherwise), results of operations or capitalization of the Company (a “Material Adverse Effect”).

(k) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the outstanding shares of the Company are not subject to any pre-emptive or similar rights; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the capitalization of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l) Due Authorization. The Company has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(m) Transaction Documents. The Transaction Documents have been duly authorized, executed and delivered by the Company and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(n) The Offered Securities. The Offered Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and when issued, will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Offered Securities, when issued and delivered and paid for as provided herein, will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights imposed by the Company (each, a “Lien” and collectively, the “Liens”). The issuance of the Offered Securities is not subject to any preemptive or similar rights. All corporate action required to be taken for the authorization, issuance and sale of the Offered Securities has been duly and validly taken.

(o) [Reserved].

(p) American Depositary Receipts. Upon the due issuance by the Depositary of the American Depositary Receipts (the “ADRs”) evidencing the ADSs against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs are registered will be entitled to the rights of registered holders of such ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

(q) Holdings. No holder of any ADSs or underlying Offered Shares after the consummation of the transactions contemplated by the Transaction Documents is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such ADSs or underlying Offered Shares; and except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no limitations on the rights of holders of the ADSs to hold or transfer their securities.

(r) Descriptions of the Transaction Documents. Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s) No Violation or Default. The Company is not (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or asset of the Company is subject; or (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(t) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offered Securities by the Company, and the consummation by the Company of the transactions contemplated by the Transaction Documents the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property, right or asset of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance by the Company of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents, except for the filing under the Foreign Exchange and Foreign Trade Act in Japan, the registration of the Offered Securities and ADSs under the Securities Act and listing of the ADSs on Nasdaq and such consents, approvals, authorizations, orders and registrations or qualifications as have already been made or as may be required by FINRA and under applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters and as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company is or may be a party or to which any property of the Company is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(w) Independent Accountants. WWC, P.C., whose reports on the financial statements of the Company are included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(x) Title to Real and Personal Property. The Company has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y) Intellectual Property. (i) The Company owns or has the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of its business; (ii) the Company’s conduct of its business does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company has not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company is not being infringed, misappropriated or otherwise violated by any person, except, in the case of each of clauses (i), (ii), (iii) and (iv) above, for any such matter as would not, individually or in aggregate, result in a Material Adverse Effect. The services of the Company are conducted in compliance with the applicable copyright and intellectual property laws of Japan and all other applicable jurisdictions, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(aa) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(bb) Taxes. Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company has paid all national, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and (ii) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its properties or assets.

(cc) FINRA. There are no affiliations or associations between (A) any member of FINRA and (B) the Company or any of the Company’s officers, directors or, to the knowledge of the Company, 10% or greater security holders or, to the knowledge of the Company, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one-hundred-eightieth (180th) day immediately preceding the date the Registration Statement was first filed with the Commission.

(dd) Licenses and Permits. The Company possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where the failure to renew the same would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) No Labor Disputes. No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. The Company is and has been at all times in compliance with all applicable labor laws and regulations, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the best knowledge of the Company, is imminent, except as would not have a Material Adverse Effect.

(ff) Termination of Contracts. The Company has not sent or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements specifically referred to or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement, except for such terminations and non-renewals that would not, individually or in the aggregate, result in a Material Adverse Effect.

(gg) Certain Environmental Matters. (i) The Company (x) is in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) has received and is in compliance with all, and has not violated any, permits, licenses, certificates or other authorizations or approvals required of it under any Environmental Laws to conduct its business; and (z) has not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company; (iii) there is no proceeding that is pending, or that is known to be contemplated, against the Company under any Environmental Laws in which a governmental entity is also a party; and (iv)  the Company does not anticipate capital expenditures relating to any Environmental Laws, except in the case of each of (i), (ii), (iii) and (iv) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) Disclosure Controls. Subject to its status as an Emerging Growth Company (“EGC”), the Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ii) Accounting Controls. The Company, subject to its status as an EGC, maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purpose in accordance with GAAP. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls that the Company is aware of. The Company’s auditors and the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(jj) Accounting Policies. The statements set forth under the caption “Critical Accounting Policies and Estimates” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company on a consolidated basis and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of critical accounting policies.

(kk) Insurance. The Company maintains insurance as required by applicable law. The Company’s insurance is consistent with customary industry practice in Japan.

(ll) Cybersecurity; Data Protection. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. Except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(mm) No Unlawful Payments. Neither the Company, nor any director or officer of the Company nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any “foreign official”, as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or in any comparable law or regulation in Japan,  or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the FCPA, or any applicable law or regulation in Japan implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(nn) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all applicable money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo) No Conflicts with Sanctions Laws. Neither the Company nor any of the directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), Japan or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five (5) years, the Company has not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp) No Violation of Export Control Regulations. The Company has not violated and is not in violation of applicable export control laws and regulations, including but not limited to the Export Administration Regulations administered by the Bureau of Industry and Security, an agency of the United States Department of Commerce. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable export control laws and regulations.

(qq) [Reserved].

(rr) Use of proceeds. The application of the net proceeds from the sale of the Offered Securities, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any governmental authorization applicable to the Company.

(ss) No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(tt) No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Offered Securities by the Company.

(uu) No Stabilization. Neither the Company nor any of affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(vv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xx) Sarbanes-Oxley Act. To the extent applicable to the Company and its directors and officers, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans.

(yy) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for the offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(zz) No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(aaa) Stamp Taxes. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for any income, capital gains, profits or franchise taxes imposed on the Underwriters by Japan as a result of any present or former connection (other than any connection solely resulting from the transactions contemplated by the Transaction Documents ) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Japan or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of the Transaction Documents, (B) the issuance and delivery of the Offered Securities in the manner contemplated by this Agreement and the Prospectus, (C) the deposit of Offered Securities with the Depositary, (D) the issuance of the ADSs by the Depositary, (E) the sale and delivery by the Underwriters of the ADSs as contemplated herein and in the Prospectus, or (F) the execution, delivery, performance and admission in court proceedings of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, save that the Transaction Documents may be subject to Japan stamp duty if they are executed in or brought into Japan.

(bbb) No Immunity. Neither the Company nor any of its properties or assets has immunity under the laws of Japan, U.S. federal law or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of Japan, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 16(e) of this Agreement, waived, and it will waive such right to the extent permitted by law.

(ccc) Enforcement of Foreign Judgments. Except as otherwise described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon any of the Transaction Documents would be declared enforceable against the Company by Japanese courts, subject to compliance with relevant requirements under the Japanese civil law and rules of civil procedures.

(ddd) Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of Japan and will be honored by the courts of Japan, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 16(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(eee) Passive Foreign Investment Company. Subject to the limitations, qualifications and assumptions set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company does not expect to be a “passive foreign investment company” as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, for its current taxable year, and, taking into account the offering and sale of the ADSs and the application of the proceeds thereof, the Company has no reason to believe that its assets or activities will change in a manner that would cause it to be a PFIC in 2023, although the determination cannot be made until the end of such taxable year.

(fff) Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not prohibited, directly or indirectly, from paying dividends or making other distributions on its share capital, all dividends and other distributions declared and payable upon the share capital of the Company may be converted into foreign currency that may be freely transferred out of such entity’s jurisdiction of incorporation and may be paid in United States dollars, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of such entity’s jurisdiction of incorporation and are otherwise free and clear of any other tax, withholding or deduction in such entity’s jurisdiction of incorporation, and without the necessity of obtaining any governmental authorization in such entity’s jurisdiction of incorporation.

(ggg) Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Transaction Documents or the Offered Securities in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(hhh) Legal Action. A holder of the Offered Securities and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Offered Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

(iii) Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(jjj) Trading Restrictions. Except as disclosed in the Prospectus, the delivery, sale, purchase or use of any products or services of the Company are not legally prohibited in any jurisdiction or actively blocked by any governmental entity, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the next business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, if requested, two signed copies of the Registration Statement, as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter, if requested (A) a conformed copy of the Registration Statement, as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when each of the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement has become effective; (ii) when any amendment to the Registration Statement or the ADS Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement, the ADS Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or the ADS Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or the ADS Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Offered Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission) will not, in light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered Securities; provided, that, the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) [Reserved].

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Offered Securities as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j) No Stabilization. Neither the Company nor any of its affiliate will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or Ordinary Shares (it being understood that the Company makes no statement as to the activities of the Underwriters in connection with the offering).

(k) Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Offered Securities on Nasdaq.

(l) Reports. So long as the Offered Securities are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Offered Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o) Emerging Growth Company; Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Offered Securities within the meaning of the Securities Act and (ii) completion of the Restricted Period referred to in Section 4(h) hereof.

(p) Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Offered Securities by the Company to the Underwriters and on the execution and delivery of this Agreement. All indemnity payments to be made by the Company hereunder in respect of this Section 4(p) shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for (i) any net income, capital gains or franchise taxes imposed on the Underwriters by a taxing jurisdiction as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions or (ii) to the extent of withholding or deduction that would not have been imposed but for a failure of an Underwriter to timely provide upon a reasonable request for any certification, documentation or form to the extent necessary in order to eliminate or reduce such withholding or deduction, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

(q) Company Lock-Up Agreements. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representatives, it will not, for a period of twelve (12) months from the date hereof (the “Lock-Up Period”),

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;

(ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;

(iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or

(iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 4(q) shall not apply to (i) the issuance by the Company of the ADSs to be issued and sold hereunder and underlying securities as described in the Registration Statement, Pricing Disclosure Package and Prospectus, (ii) the issuance by the Company of ADSs or Ordinary Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, to the extent disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus; provided, that such options, warrants, and securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (iii) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, or (iv) the issuance by the Company of ADSs, Ordinary Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity; provided that the aggregate number of ADSs or Ordinary Shares or other securities convertible into Ordinary Shares or ADSs issued pursuant to clause (iv) shall not exceed five percent (5%) of the total number of outstanding Ordinary Shares immediately following the issuance and sale of the Offered Securities pursuant hereto, and further provided that in each of (ii) (iii) and (iv) above, the recipient of any such ADSs, Ordinary Shares, or other securities issued or granted pursuant to clauses (ii), (iii) and (iv) during the Lock-Up Period shall enter into an agreement substantially in the form of Exhibit A hereto and any such ADSs, Ordinary Shares, or other securities shall have no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period.

Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 4(q) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representatives waive, in writing, such extension; provided, however, that this extension of the Lock-Up Period shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an Emerging Growth Company prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the Emerging Growth Company or its stockholders that restricts or prohibits the sale of securities held by the Emerging Growth Company or its stockholders after the initial public offering date.

The Company agrees not to facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Lock-Up Period and not to release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce the Depositary Letter (as defined elsewhere in this Agreement) without the prior written consent of the Representatives during the Lock-Up Period.

If the Representatives, in their sole discretion, agrees to release or waive the restrictions or a lock-up letter described in Section 6(n) hereof for an officer, a director or a shareholder of the Company and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three (3) business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver substantially in the form of Exhibit C hereto through a major news service or any other method that satisfies the obligation described in FINRA Rule 5131(d)(2) at least two (2) business days before the effective date of the release or waiver.

5. Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not included in the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(d) above (including any electronic road show approved by the Company), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided, further, that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d) It has not and will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Firm Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect, and no proceeding for such purpose, or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(j) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be (x) a certificate of the principal executive officer of the Company and the principal financial officer of the Company (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Section 3(b) and 3(e) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above;

(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, WWC, P.C. shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two (2) business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Principal Financial Officer’s Certificate. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives, upon its request, a certificate on behalf of the Company, dated the respective dates of delivery thereof and addressed to the Underwriters, of its principal financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g) Principal Executive Officer’s Certificate. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate on behalf of the Company, dated the respective dates of delivery thereof and addressed to the Underwriters, of its principal executive officer certifying: (i) that each of the Company’s articles of incorporation attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s board of directors and the pricing committee of the Company’s board of directors, if applicable, duly adopted under the law of the jurisdiction of incorporation, relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iii) the good standing of the Company (or an equivalent certificate if the concept of good standing is not applicable in the jurisdiction where the Company is incorporated).

(h) Opinion and 10b-5 Statement of Counsel for the Company. (i) Hunter Taubman Fischer & Li LLC, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives; and (ii) Todoroki Law Office, Japanese counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(i) [Reserved].

(j) Opinion of Counsel for the Depository. Patterson Belknap Webb & Tyler LLP, counsel for the Depository, shall have furnished to the Representatives its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(k) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered Securities by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered Securities by the Company.

(l) Exchange Listing. The Offered Securities to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(m) ADSs. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the ADSs shall be eligible for clearance and settlement through the facilities of DTC.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and the officers, directors and certain shareholders of the Company listed in Schedule 2 hereto relating to sales and certain other dispositions of ADSs, Ordinary Shares or other securities of the Company, delivered to the Representatives on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(o) Agreement with the Depositary. The Company shall have delivered to the Representatives an executed copy of an agreement between the Company and the Depositary (the “Depositary Letter”), in form and substance satisfactory to the Representatives, to the effect that during the Lock-Up Period the Depositary will not accept any Ordinary Shares for deposit under the Deposit Agreement except pursuant to written authorization from the Representatives.

(p) Deposit Agreement. The Deposit Agreement shall be in full force and effect.

(q) Depositary Certificate. On the Closing Date or the Additional Closing Date, as the case may be, the Representatives shall have received a certificate of the Depositary, in form and substance satisfactory to the Representatives, executed by one of its authorized officers with respect to the deposit with the custodian under the Deposit Agreement of the Ordinary Shares underlying the ADSs to be purchased against the issuance of the ADRs evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(r) FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(s) Filing Fees. The Company shall have paid the required Commission filing fees relating to the ADSs in such amount and within the time frame provided in the Securities Act and the rules and regulations of the Commission.

(t) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(u) The Representatives may, in its sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Closing Date or the Additional Closing Date.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting”, and (ii) the information contained in the sections entitled “Tail Financing”, “Other Relationships”, “Price Stabilization, Short Positions, and Penalty Bids,”, “Electronic Distribution”, “Determination of the Initial Public Offering Price” and “Selling Restrictions Outside the United States” under the caption “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the reasonably incurred fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonably incurred fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Offered Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered Securities. The relative fault of the Company on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by written notice to the Company, if, after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date: (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Capital Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the Closing Date or the Additional Closing Date, as the case may be on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Offered Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within thirty-six (36) hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Securities on such terms. If other persons become obligated or agree to purchase the Offered Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five (5) full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Offered Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company as provided in paragraph (a) above, the aggregate number of Offered Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-tenth of the aggregate number of Offered Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered Securities that such Underwriter agreed to purchase on such date) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company as provided in paragraph (a) above, the aggregate number of Offered Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-tenth of the aggregate amount of Offered Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Offered Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Securities, and any stamp, issuance, transfer or similar taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents, the agreement among Underwriters, any dealer agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, issuance, sale, purchase and delivery of the Offered Securities and American Depositary Shares, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment); (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of the DTC; (vi) the costs and charges of any transfer agent, any registrar and any depositary; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (ix) all expenses and application fees related to the listing of the Offered Securities on Nasdaq; and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

(b) Regardless of whether the offering contemplated hereby occurs, the Company agrees to reimburse the Representatives for (i) all out-of-pocket costs and expenses (including, but not limited to, travel, due diligence expenses, roadshow, and background check on the Company’s principals) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby, which amount shall not exceed $250,000, and (ii) all reasonable fees and expenses of their legal counsel, which amount shall not exceed $150,000.

(c) Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Sections 11(a) and (b), on the Closing Date and any Additional Closing Date, it shall pay to the Representatives, by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm Securities and Option Securities, as applicable, provided, however, that in the event that the offering is terminated, the Company agrees to reimburse the Representatives pursuant to Section 10(b) hereof.

(d) Advisory Fee. Prior to the date hereof, the Company paid the Representatives $50,000 advisory fee (the “Advisory Fee”) for services unrelated to the offering. The Representatives agree that, in the event the Closing does not occur and this Agreement is terminated, the Representatives shall return to the Company any portion of the Advisory Fee that has not been earned by the Representatives. The Representatives shall provide to the Company following such termination an accounting of the Advisory Fee and calculation of any unearned portion of the Advisory Fee.

12. Reserved.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

15. Certain Defined Terms. For purposes of this Agreement: (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which the Federal Reserve Bank of New York is authorized or required by law or other governmental action to close, provided that the Federal Reserve Bank of New York shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical location at the direction of any governmental authority if the bank’s electronic funds transfer systems (including for wire transfers) are open for use by customers on such day; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Miscellaneous.

(a) Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or e-mailed and confirmed to the parties hereto as follows:

Notices to the Underwriters shall be given to the Representatives at:

American Trust Investment Services

501 N. El Camino Real Ste. 211

San Clemente, CA 92672

Attention: Kristopher Kessler
Email: k.kessler@amtruinvest.com

WestPark Capital, Inc.

1800 Century Park East, Suite 220

Los Angeles, CA 90077
Attention: Richard Rappaport
Email: r@wpcapital.com

With a copy to (for informational purposes only):

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: David E. Danovitch, Esq.
Email: ddanovitch@sullivanlaw.com

Notices to the Company shall be given to:

HW Electro Co., Ltd.
301, Aomi 2-chome 7-4 the

SOHO, Koto-ku, Tokyo

135-0064 Japan
Attention: Weicheng Hsiao
E-mail: weicheng.hsiao@hwelectro.com

With a copy to (for informational purposes only):

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022
Attention: Ying Li, Esq.
E-mail: yli@htfllawyers.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof.

(c) Submission to Jurisdiction. The Company and the Underwriters hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Underwriters waive any objection which they may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company irrevocably appoints Cogency Global Inc. as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 16(c), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven (7) years from the date of this Agreement.

(d) Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Japan, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

Very truly yours,

HW Electro Co., Ltd.

By:
	Name:	Weicheng Hsiao
	Title:	Chief Executive Officer and Representative Director

Accepted: As of the date first written above for itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

WESTPARK CAPITAL, INC.

By:
Name: Richard Rappaport
Title: Chief Executive Officer

AMERICAN TRUST INVESTMENT SERVICES

By:
Name: Kristopher Kessler
Title: Managing Partner

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Underwriter	Number of Firm Securities To Be Purchased	Maximum Number of Option Securities To Be Purchased
WestPark Capital, Inc.
American Trust Investment Services, Inc.

Total

Schedule 1

SCHEDULE 2

LIST OF LOCKED-UP PARTIES

Directors and Senior Management:

1.	Weicheng Hsiao

2.	Eiji Fujino

3.	Bo Lyu

4.	Taisuke Otsubo

5.	Hirotaka Ikeda

6.	Takayuki Tokoroda

7.	Yuri Konno

8.	Koki Kawana

9.	Feng Wu

10% Shareholders:

1.	Weicheng Hsiao

Schedule 2

Annex A

Pricing Disclosure Package

Free writing prospectus filed with the Commission on June 6, 2025

Annex A

Annex B

Written Testing-the-Waters Communications

None.

Annex B

Annex C

HW Electro Co., Ltd.

Pricing Term Sheet

Number of Firm Securities: [  ]

Number of Option Securities: [  ]

Initial Public Offering Price per ADS: $[  ]

Underwriting Discount per ADS: $[  ]

Proceeds to Company per ADS (before expenses): $[  ]

Non-accountable expense to the Representatives per ADS: $[   ]

Annex C

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[   ], 2025

WestPark Capital, Inc.

1800 Century Park East, Suite 220

Los Angeles, CA 90077

American Trust Investment Services

501 N. El Camino Real Ste. 211

San Clemente, CA 92672

Ladies and Gentlemen:

In consideration of that certain underwriting agreement (the “Underwriting Agreement”) of the several underwriters (the “Underwriters”), for which American Trust Investment Services, Inc. (“American Trust”) and WestPark Capital, Inc. (“WestPark” and together with American Trust, the “Representatives”) intend to act as the representatives, to underwrite a proposed public offering (the “Offering”) of American Depositary Shares (“ADSs”) representing ordinary shares (the “Ordinary Shares”), of HW Electro Co., Ltd., a joint-stock corporation (kabushiki kaisha) with limited liability organized under the laws of Japan (the “Company”), the undersigned hereby irrevocably agrees that the undersigned shall not, for a period (the “Lock-Up Period”) beginning on the date of the final prospectus for the Offering (the “Prospectus”) and ending six (6) months thereafter, without the prior written consent of the Representatives (which consent may be withheld in its sole discretion):

(1) offer to sell, sell, pledge, contract to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition by the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) with the Securities and Exchange Commission of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register, any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for Ordinary Shares, ADSs, options or warrants or other rights to acquire Ordinary Shares or ADSs of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (such shares, ADSs, securities, options, warrants or rights, collectively, the “Restricted Securities”);

(2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares or ADSs or such other convertible, exercisable or exchangeable securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or other securities, in cash or otherwise; or

(3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above.

Notwithstanding anything to the contrary contained in this agreement, the foregoing restrictions in clauses (1), (2) and (3) described above shall not apply to the Company with respect to any of the following transactions:

(i)	the issuance of the Ordinary Shares, ADSs, or securities convertible into or exercisable for any of the Ordinary Shares or ADSs pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of any restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date of the Underwriting Agreement and described in the Prospectus;

(ii)	grants of stock options, stock awards, restricted stock, or other equity awards and the issuance of the Ordinary Shares, ADSs or securities convertible into or exercisable or exchangeable for any of the Ordinary Shares or ADSs (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, corporate auditors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of the Offering and described in the Prospectus; or

Exhibit A-1

(iii)	the Company’s filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the Underwriting Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Ordinary Shares or ADSs or securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs owned either of record or beneficially by the undersigned except in compliance with the foregoing restrictions. Any securities of the Company acquired by the undersigned in the Offering (including, without limitation, in any issuer-directed share program) will also be Restricted Securities subject to this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, or a holder of the Company’s outstanding Ordinary Shares, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Ordinary Shares or ADSs, the undersigned may purchase in the Offering.

Notwithstanding anything to the contrary contained in this agreement, the restrictions described in the immediately preceding paragraph shall not apply to officers or directors of the Company, or a holder of the Company’s outstanding Ordinary Shares with respect to any of the following transactions:

(a)	transfers of Restricted Securities as a bona fide gift or gifts by the undersigned or for bona fide estate planning purposes;

(b)	transfers or dispositions of Restricted Securities to any trust for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned;

(c)	transfers or dispositions of Restricted Securities to a partnership, limited liability company or other entity of which undersigned and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(d)	transfers of Restricted Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

(e)	transfers or dispositions of Restricted Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (d) immediately above;

(f)	in the case that the undersigned is a corporation, partnership, limited liability company, trust or other business entity, transfers or dispositions of Restricted Securities (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or its affiliates; or (B) as part of a distribution to members or shareholders of the undersigned;

(g)	transfers or dispositions of Restricted Securities by operation of law;

(h)	transfers or dispositions of Restricted Securities to the Company from an employee upon death, disability or termination of employment of such employee;

(i)	transfers or dispositions of Restricted Securities to the Company in connection with the vesting, settlement or exercise of options, warrants or other rights to purchase the Ordinary Shares or ADSs (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments;

Exhibit A-2

(j)	transfers or dispositions of Restricted Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the Company’s board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such Restricted Securities would remain subject to the restrictions in the clauses (1), (2) and (3) described above;

(k)	exercise of the options, settlement of any equity awards, or the exercise of warrants granted pursuant to plans described in the Prospectus, provided that any Restricted Securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the clauses (1), (2) and (3) described above;

(l)	conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into the Ordinary Shares or ADSs or warrants to acquire Ordinary Shares or ADSs, provided that any of the Ordinary Shares or ADSs or warrant received upon such conversion would be subject to restrictions similar to those in the clauses (1), (2) and (3) described above;

(m)	establishment by the undersigned of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of the Restricted Securities during the Lock-Up Period; and

(n)	the sale of the ADSs pursuant to the terms of the Underwriting Agreement.

provided, however, that

A.	in the case of (a), (b) (c) or (d) above, it shall be a condition to the transfer or disposition that the donee, trustee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing to the restrictions set forth herein during the Lock-Up Period;

B.	any transfer or disposition pursuant to (a), (b), (c) or (d) above shall not involve a disposition for value; and

C.	in the case of a transfer or distribution pursuant to (a), (b), or (d) above, no filing by the undersigned or any other party under the Exchange Act or other public announcement shall be required or made voluntarily during the Lock-Up Period in connection with such transfer or distribution.

For the purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Restricted Securities, one of the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Ordinary Shares or ADSs owned either of record or beneficially by the undersigned, including rights to receive notice of the Offering.

Exhibit A-3

This Lock-Up Agreement shall automatically terminate and become null and void (i) at such time as the Representatives, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) upon the termination of the Underwriting Agreement before the closing of the Offering, or (iii) on                  , 2025, if the Offering shall not have priced by such date.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representative of the undersigned. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof, applicable to agreements made and to be performed entirely within such state.

[Signature page follows]

Exhibit A-4

Very truly yours,

By:

Print Name:

Name of Signatory, in the case of entities:

Title of Signatory, in the case of entities:

[Signature Page to Lock-Up Agreement]

Exhibit A-5

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                    , 2025

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by HW Electro Co., Ltd. (the “Company”) of [●] American Depositary Shares (“ADSs”), each ADS representing one ordinary share of the Company (the “Ordinary Shares”), and the lock-up letter dated , 2025 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated , 2025, with respect to [●] Ordinary Shares (the “Shares”).

The undersigned hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective , 2025; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two (2) business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Acting severally on behalf of themselves and the several Underwriters named in Schedule 1 hereto

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

cc: HW Electro Co., Ltd.

Exhibit B

EXHIBIT C

FORM OF PRESS RELEASE

HW Electro Co., Ltd.

[Date]

HW Electro Co., Ltd. (the “Company”) announced today that WestPark Capital, Inc. and American Trust Investment Services, Inc., the representatives of the underwriters in the Company’s recent public sale of [●] ordinary shares in the form of [●] American Depositary Shares is [waiving][releasing] a lock-up restriction with respect to [●] ordinary shares (the “Shares”) of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on , 2025, and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit C